UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024

Sixth Street Lending Partners

(Exact name of registrant as specified in charter)

Delaware	814-01543	88-1710161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue, Suite 1500 Dallas, TX	75201
(Address of Principal Executive Offices)	(zip code)

Registrant’s telephone number, including area code: (469) 621-3001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On June 10, 2024, Sixth Street Lending Partners (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) by and among the Company, Sixth Street Lending Partners Advisers, LLC (the “Adviser”) and BofA Securities, Inc., as representative of the several initial purchasers named in Schedule 1 thereto (the “Initial Purchasers”), in connection with the issuance and sale of $150 million aggregate principal amount of the Company’s 6.500% Notes due 2029 (the “Notes”) in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes represent a further issuance of the Company’s 6.500% Notes due 2029 issued in aggregate principal amount of $600,000,000 on March 11, 2024.

The Notes will be issued at 99.842% of their par value with a coupon at 6.500%. Interest on the Notes will be payable semi-annually on March 11 and September 11 of each year commencing on September 11, 2024. The Notes will mature on March 11, 2029. The offering is expected to close, subject to customary closing conditions, on June 17, 2024. The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions. Pursuant to the Purchase Agreement, on or prior to the closing of the offering, the Company will enter into a registration rights agreement with BofA Securities, Inc., with respect to the Notes.

The Company intends to use the net proceeds of the offering of the Notes to pay down a portion of the outstanding indebtedness on its revolving credit facility and/or its subscription facility.

Certain of the Initial Purchasers and their respective affiliates have engaged in, and may in the future engage in, investment banking, advisory roles and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The information included in Item 1.01 of this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company or its subsidiaries.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

10.1	Purchase Agreement dated June 10, 2024, by and among Sixth Street Lending Partners, Sixth Street Lending Partners Advisers, LLC and BofA Securities, Inc., as representative of the several initial purchasers named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIXTH STREET LENDING PARTNERS (Registrant)

Date: June 14, 2024	By:	/s/ Ian Simmonds
Ian Simmonds
Chief Financial Officer

[Signature Page to 8-K – Sixth Street Lending Partners]